THIRD COAST BANCSHARES, INC.- RENEWAL, EXTENSION AND MODIFICATION OF LOAN

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Exhibit 10.1

AMERICAN NATIONAL BANK & TRUST

RENEWAL, EXTENSION AND MODIFICATION OF LOAN

THIS RENEWAL, EXTENSION AND MODIFICATION OF LOAN (this “Renewal”) is made by and between

THIRD COAST BANCSHARES, INC. (the “Borrower”) and AMERICAN NATIONAL BANK & TRUST (“Lender”), to be

effective as of the 12th day of March, 2024.

RECITALS:

WHEREAS, in accordance with that certain Loan Agreement (as previously amended, the “Loan Agreement”) dated on or about March 10, 2021, and in accordance with the loan (the “Loan”) represented thereby, Borrower executed and delivered to Lender that certain Promissory Note in the maximum stated principal amount of Thirty Million Eight Hundred Seventy-Five Thousand and No/100 Dollars ($30,875,000.00) (as previously modified and increased to $50,000,000.00, the “Note”); and

WHEREAS, as partial security for the Note, Borrower executed and delivered to Lender that certain Pledge Agreement, dated of even date with the Note (the “Pledge Agreement”), granting to Lender a security interest in the collateral described therein including, without limitation, 100% of the issued and outstanding shares of common stock of Third Coast Bank, SSB; and

WHEREAS, all obligations and indebtedness now existing or hereafter from time to time owing to the Lender under the Note, Pledge Agreement, or other documents securing or evidencing the Note are sometimes collectively referred to herein as the “Obligations” (and the Note, Loan Agreement, Pledge Agreement, and all documents securing or evidencing the Loan described therein are herein collectively, the “Loan Documents”); and

WHEREAS, Borrower desires to increase the Loan, modify the terms of the Loan, and extend the time for Borrower’s performance of the Obligations, and Lender has agreed to such modification and extension pursuant to the terms and conditions herein.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.
The maximum amount of the Note and Loan shall be increased to Fifty-Five Million and No/100 Dollars ($55,000,000.00). The parties hereby acknowledge that the outstanding principal balance of the Note is $43,875,000.00 (“Principal Balance”). From the date hereof, Borrower promises to pay to Lender the Principal Balance and all future advances under the Loan Agreement and Note, and interest thereon as described in the Note, and to perform all of the covenants and obligations under the Loan Documents.
2.
Effective as of the date hereof, the first two paragraphs of the Note under Section I. entitled Interest Rates and Payments shall be deleted in their entirety and replaced as follows:

“Prior to default or maturity, the unpaid principal of this Note from time to time outstanding shall bear interest at the rate (“Rate”) of interest per annum equal to the rate reported in the Credit Markets section (or similar section) of The Wall Street Journal as the U.S. “Prime Rate” (the “Index”), as such changes from time to time (without notice to Maker), less six hundred twenty- five thousandths percent (0.625%), provided that in no event shall the Rate (i) be less than five percent (5.00%) (the “Floor”) or (ii) exceed the maximum interest rate permitted under applicable law (“Maximum Rate”). If applicable law provides for a ceiling, that ceiling shall be the indicated rate ceiling. All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days elapsed.

“Quarterly interest payments shall be due and payable commencing June 10, 2024 and on the same date of each calendar quarter thereafter through and including March 10, 2026 (“Maturity

THIRD COAST BANCSHARES, INC.- RENEWAL, EXTENSION AND MODIFICATION OF LOAN

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Exhibit 10.1

Date”), on which date all unpaid principal of and accrued interest on this Note shall be due and payable. Any payment received later than ten (10) days from the due date thereof must be accompanied by a late fee payment in the amount of five percent (5%) of the amount of such payment.”

3.
Section 9(h) of the Loan Agreement shall be amended to read as follows: “Borrower will not permit Bank’s Tangible Equity Capital to be less than $350,000,000.00.”
4.
Borrower hereby extends and reaffirms the liens on all collateral securing the Note until the indebtedness and the Note, as renewed, extended and modified (and increased) hereby, has been fully paid, and agrees that the renewal set forth herein shall in no manner affect or impair the Note or any liens and security interests securing the same, and that said liens and security interests shall not in any manner be waived. Borrower further agrees that all terms and provisions of the Note and of the instrument or instruments creating or fixing the liens securing the same shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict, or otherwise affect the obligations of Borrower or any other party under the Loan Documents. As a material inducement to Lender to execute and deliver this Renewal, Borrower hereby acknowledges and agrees that Borrower is well and truly indebted to Lender in the amount set forth hereinabove. As further material inducement to Lender to execute and deliver this Renewal, Borrower hereby acknowledges that there are no claims or offsets against, or defenses or counterclaim to, the terms or provisions or other obligations created or evidenced by the Loan Documents, and represents that, after renewal of the Note, and other Loan Documents hereunder, no event has occurred, and no condition exists which would constitute a default, either with or without notice or lapse of time, or both, under the Loan Documents.
5.
Borrower reaffirms and remakes, as of the date hereof, all representations and warranties contained in the Note, Pledge Agreement, Loan Agreement, and other Loan Documents. Borrower further represents and warrants that, except as disclosed in writing to Lender, it has done nothing, nor has allowed anything, to adversely affect ownership of any property of Borrower in which Lender has a security interest. Borrower further represents and warrants to Lender that it is not aware of any condition or fact, which has not been disclosed in writing to Lender, which would materially adversely affect the repayment to Lender of all sums due under the Loan Documents.
6.
Borrower, for itself and its heirs, successors, and assigns, does hereby (a) acknowledge that Lender has performed all of its obligations to date under the Loan Documents, and (b) waives, releases, and discharges Lender and its agents, employees, officers, directors, and attorneys (collectively, the “Released Parties”) from any and all of Lender’s duties, obligations, and liabilities arising under, based upon or associated with, directly or indirectly, the Note, Pledge Agreement, and any other Loan Documents, existing as of the date of this Renewal, and further does hereby waive any and all claims and causes of action of any kind or character, arising under, based upon, or associated with, directly or indirectly, the Loan Documents or the acts, actions, or omissions of the Released Parties in connection therewith, existing as of the date hereof, whether known or unknown, asserted or unasserted, equitable or at law, arising under or pursuant to common or statutory law, rules, or regulations.
7.
Borrower hereby ratifies, reaffirms, and confirms any and all covenants, agreements, or promises heretofore made by Borrower to Lender in connection with the Loan, Note, or other Loan Documents, and all renewals thereof.
8.
Borrower agrees as a condition precedent to the execution hereof, to pay all fees, costs and expenses of Lender incurred in connection with the preparation and administration of this Renewal, including attorney’s fees.
9.
It is hereby agreed and acknowledged that other parties, if any, who are liable in any part for the Obligations, but who are not hereby executing this Renewal, are in no way released or discharged from such Obligations, nor are Lender’s rights against such persons or entities waived or negatively impacted by the execution of this Renewal.
10.
If any provision of this Renewal or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this

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Exhibit 10.1

Renewal or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.
11.
Except as amended hereby, the Note, Loan Agreement, Pledge Agreement, and other Loan Documents remain unmodified and in full force and effect.
12.
THE NOTE, PLEDGE AGREEMENT, LOAN AGREEMENT, AND OTHER WRITTEN LOAN DOCUMENTS, AS EXTENDED BY THIS RENEWAL, REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

Executed to be effective as of the effective date first written above.

LENDER:	BORROWER:
AMERICAN NATIONAL BANK & TRUST	THIRD COAST BANCSHARES, INC.
By: /s/ Craig Berry	By: /s/ John McWhorter
Craig Berry, Chief Lending Officer	John McWhorter, Executive Vice President